[LETTERHEAD OF STEEL, HECTOR & DAVIS LLP]

                                     EXHIBIT 5(a)


                                     May 18, 1998


          Florida Power & Light Company
          700 Universe Boulevard
          Juno Beach, Florida 33408

          Ladies and Gentlemen:

               As counsel for Florida Power & Light Company, a Florida corporation (the "Company"), we have participated in the preparation and filing of a registration statement on Form S-3 to be filed with the Securities and Exchange Commission under to the Securities Act of 1933, as amended, on or about the date hereof (the "Registration Statement") in connection with the proposed offering of $210,000,000 in principal amount of First Mortgage Bonds (the "New Bonds"). In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered thereby.

               Based upon the foregoing, we are of the opinion that the New Bonds, when sold as contemplated in the Registration Statement, will be valid, legal and binding obligations of the Company, except as such may later be limited by bankruptcy, insolvency or other laws affecting mortgagees' and other creditors' rights generally and equitable limitations on the enforceability of specific remedies.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to us in the Prospectus included in the Registration Statement under the captions "Experts" and "Legal Matters".

               We are members of the Florida Bar and this opinion is limited to the laws of Florida and the federal laws of the United States. As to all matters of New York law, we have relied, with your consent, upon the opinion of even date herewith rendered to you by Reid & Priest LLP, New York, New York. As to all matters of Florida law, Reid & Priest LLP is hereby authorized to rely upon this opinion as though it were rendered to it.

                                             Very truly yours,

                                             /s/ Steel Hector & Davis LLP

                                             STEEL HECTOR & DAVIS LLP